                                                                    Exhibit 99.1



                   PAINE WEBBER GROUP REPORTS ALL-TIME RECORD
                               QUARTERLY EARNINGS

      -- EARNINGS PER SHARE AT $1.16, A 15 PERCENT INCREASE FROM Q1 1999--
                    -- NET INCOME RISES TO $176.3 MILLION --

         NEW YORK, April 18, 2000 - Paine Webber Group Inc. reported today the strongest quarterly earnings and revenues in the firm's 120-year history. Net income for the period ended March 31, 2000, was $176.3 million, or $1.16 per diluted share, an increase of 10 percent from $160.6 million, or $1.01 per diluted share, for the first quarter of 1999. Net revenues for the first quarter of 2000 were $1.6 billion, an increase of 21.5 percent from $1.3 billion in the corresponding period a year ago.

         Return on common equity for the quarter was 23.8 percent. As of March 31, 2000, the firm had total capital of $8.48 billion.

         "We are pleased to report an all-time record quarter of earnings reflecting the accelerating momentum across the firm's businesses, particularly those focused on the affluent investor," said Donald B. Marron, PaineWebber's chairman and chief executive officer. "Key elements of our retail strategy are to increase distribution and accelerate the gathering of client assets, which has resulted in a 46 percent increase in net new assets flowing into the firm in the first quarter versus one year ago. We expect this trend to continue fueled by the firm's investments in technology to enhance online capabilities and the growth of productive financial advisors."

         Among the records in the quarter are the following, with percentage increases from the first quarter of 1999 in parentheses:

-   Net revenues of $1.6 billion (21.5 percent increase)

-   Commission income of $676.2 million (41.2 percent increase)

-   Asset management revenues of $278.3 million (35.1 percent increase)

-   Client assets of $452.4 billion (23 percent increase)

Paine Webber Group Inc.
Page 2



-   Assets under management of $73.4 billion (16.5 percent increase)

-   Wrap fee assets of $53.9 billion (57 percent increase)

-   Recurring fee income, annualized, of $1.372 billion (31 percent increase)

- Ratio of recurring fees and net margin interest to fixed expenses at 109 percent

-   Number of financial advisors at 7,608


    The following measurements, which are also records, reflect the continued financial strengthening of the firm:

-   Shareholders' equity at $3.04 billion

-   Book value per common share at $20.95


    Among the operational highlights are the following:

- Net new client assets flowing into the firm totaled $13.8 billion or an average of $219.5 million per day, as compared to $9.5 billion or $155.5 million per day in the first quarter of 1999.

- InsightOne, the firm's asset-based fee account product featuring a host of online services, including unlimited online trading, reached $12.6 billion in client assets, an increase of $4.2 billion or 50.2 percent from year-end 1999.

- PaineWebber EDGE, the firm's Internet-based client services portal, continued to attract assets growing by 18 percent in the first quarter. At the end of the first quarter 208,300 client households subscribed to the EDGE, representing more than $165 billion in assets, specifically:

                                       3/31/00     12/31/99      3/31/99      1Q00/1Q99
                                       -------     --------      -------      ---------
         EDGE Households (000s)          208          176          86            +142%
         EDGE Client Assets ($b)         165          140          74            +124%


- The Municipal Securities Group achieved the No. 2 industry ranking in negotiated senior underwritings.

Paine Webber Group Inc.
Page 3


STRATEGIC INTERNATIONAL AND E-FINANCE INVESTMENTS

         A key element of the firm's growth strategy is the expansion of client markets and the investment in technology-based companies whose products or services will enhance the business solutions we bring to institutional and individual clients. Among the investments made in the quarter:

- Long Term Credit Bank of Japan - First Japanese bank owned by consortium of foreign institutions provides PaineWebber with access to a large client base of affluent Japanese investors as well as asset securitization opportunities.

- enba plc - First European online banking company offering securities trading, commercial banking and ancillary services, currently operating in UK and Germany. PaineWebber will offer retail investor products to the enba client base.

- MuniGroup.com - Offers PaineWebber clients the ability to trade municipal bonds online and access multiple inventories.

- Charitableway.com - Enables PaineWebber individual and corporate client donors access via the EDGE to a Web-based portal that aggregates charity information and tracks donations.


    Paine Webber Group Inc., together with its subsidiaries, serves the investment and capital needs of a worldwide client base. The firm employs 20,008 people in 318 offices.

    THIS NEWS RELEASE AND MORE INFORMATION ABOUT PAINE WEBBER GROUP INC. CAN BE FOUND ON OUR CORPORATE SITE ON THE WORLD WIDE WEB, WWW.PAINEWEBBER.COM.


                           -- Two tables to follow --

                            PAINE WEBBER GROUP INC.
                       CONSOLIDATED STATEMENTS OF INCOME
               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                    For the Quarter Ended March 31,
                                                          2000           1999
                                                     ------------   ------------

REVENUES
  Commissions                                        $    676,172   $    478,873
  Principal Transactions                                  309,289        314,208
  Asset Management                                        278,288        206,051
  Investment Banking                                      122,180        125,953
  Interest                                                981,547        757,160
  Other                                                    37,645         41,065
                                                     ------------   ------------

TOTAL REVENUES                                          2,405,121      1,923,310

  Interest Expense                                        808,016        608,419
                                                     ------------   ------------

NET REVENUES                                            1,597,105      1,314,891
                                                     ------------   ------------

NON-INTEREST EXPENSES
  Compensation and Benefits                               949,786        768,714
  Office & Equipment                                       96,592         81,452
  Communications                                           44,123         42,203
  Business Development                                     38,901         23,867
  Brokerage, Clearing & Exchange Fees                      27,303         24,390
  Professional Services                                    49,426         30,452
  Other                                                   100,755         78,794
                                                     ------------   ------------


TOTAL NON-INTEREST EXPENSES                             1,306,886      1,049,872
                                                     ------------   ------------
INCOME BEFORE INCOME TAXES & MINORITY INTEREST            290,219        265,019

Provision for Income Taxes                                105,809         96,359
                                                     ------------   ------------

INCOME BEFORE MINORITY INTEREST                           184,410        168,660

Minority Interest                                           8,061          8,061
                                                     ------------   ------------

NET INCOME                                           $    176,349   $    160,599
                                                     ============   ============

NET INCOME APPLICABLE TO COMMON SHARES               $    176,349   $    154,650

EARNINGS PER SHARE
      BASIC                                          $       1.22   $       1.06
      DILUTED                                        $       1.16   $       1.01

WEIGHTED AVERAGE COMMON SHARES
      BASIC                                           145,019,000    145,599,000
      DILUTED                                         152,336,000    153,729,000

PAINE WEBBER GROUP INC.
QUARTERLY STATISTICAL SUPPLEMENT - OPERATING RESULTS        [UNAUDITED]


                                                 1Q 00          4Q 99           3Q 99          2Q 99          1Q 99

ROE Common (Annualized)                             23.8%          22.9%*          19.2%          23.8%          24.6%

Income Before Taxes & Minority Interest
as a Percentage of Net Revenues                     18.2%          19.7%           18.3%          20.0%          20.2%
---------------------------------------------------------------------------------------------------------------------

E.P.S. [Diluted]                             $      1.16    $      1.07*    $      0.86    $      1.02    $      1.01

Diluted Shares [Millions]                          152.3          150.7           153.9          155.0          153.7

Dividends Paid Per Common Share              $      0.12    $      0.11     $      0.11    $      0.11    $      0.11

Book Value Per Common Share                  $     20.95    $     20.04     $     19.36    $     18.58    $     17.77

Common Shares Outstanding [Millions]               145.1          145.6           145.2          145.4          145.8

---------------------------------------------------------------------------------------------------------------------

Total Capital [$Billions]                    $      8.48    $      8.53     $      8.36    $      8.23    $      7.54

Total Shareholders' Equity [$Billions]       $      3.04    $      2.92     $      2.81    $      2.70    $      2.59

---------------------------------------------------------------------------------------------------------------------

Client Assets [$Billions]                    $     452.4    $     423.0     $     377.2    $     384.2    $     367.1

Assets Under Management [$Billions]          $      73.4    $      68.8     $      59.5    $      60.0    $      63.0
Money Market Funds                                  39.0           34.5            33.5           33.2           34.7
Long Term Mutual Funds                              17.1           17.4            14.2           14.7           14.2
Institutional and Other                             17.3           16.9            11.8           12.1           14.1

Wrap Fee Assets [$Billions]                  $      53.9    $      47.0     $      37.5    $      37.9    $      34.4

---------------------------------------------------------------------------------------------------------------------

Client Assets on "The Edge" [$Billions] **   $     165.5    $     140.2     $      99.4    $      89.4    $      73.8

Households on "The Edge" **                      208,300        175,600         124,000        102,500         86,000

RMA Accounts ***                                 669,500        625,000         591,900        558,800        530,900

---------------------------------------------------------------------------------------------------------------------

Recurring Fees (YTD Annualized)              $     1,372    $     1,148     $     1,124    $     1,091    $     1,047
[$Millions]

Recurring Fees (Incl. Margin Interest) -
As a % of Fixed Costs                                109%           102%            100%            98%            95%

---------------------------------------------------------------------------------------------------------------------

Employees                                         20,008         19,620          18,988         18,452         18,051

Financial Advisors                                 7,608          7,576           7,249          7,118          7,033

Sales Offices                                        318            315             309            307            305



* Excludes the effect of the unamortized discount of $59.9 million charged to equity resulting from the redemption of preferred stock
** Paine Webber's client on-line service
*** Paine Webber's central asset account